UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        October 19, 1998

                            Heritage Commerce Corp
            (Exact name of registrant as specified in its charter)

     CA                          00-23877                 77-0469558
(State of other          (Commission File Number)       (IRS Employer
jurisdiction of                                       Identification No.)
incorporation)

     150 Almaden Blvd., San Jose, CA                          95113
(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code       (408) 947-6900

                                    None
       Former name or former address, if changed since last report.)


Item 5.     Other Events


                           Heritage Commerce Corp

For immediate release:  October 19, 1998
For additional information contact:

John E. Rossell, President and CEO          (408) 947-6900
Rebecca Levey, Vice President/Marketing     (408) 494-4513

Press Release

HERITAGE COMMERCE CORP ANNOUNCES OUTSTANDING RESULTS FOR THIRD QUARTER 1998

Heritage Commerce Corp, holding company for Heritage Bank of Commerce, today announced record results for third quarter 1998, ended September 30, 1998. Highlights include:

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- TOTAL ASSETS of $399 million, up 56% over the $255 million reported at 9-30-
  97.

- TOTAL LOANS of $222 million, up 104% over the $109 million reported at 9-30-
  97.

- TOTAL DEPOSITS of $364 million, up 58% over the $231 million reported at 9-30-97.

- NET INCOME of $574 thousand, up 34% over the $429 thousand reported for the quarter ended 9-30-97.

- BASIC EARNINGS PER SHARE of $.16, up 23% over the $.13 reported for the quarter ended 9-30-97.
-------------------------------------------------------------------------------

John Rossell, Heritage Commerce Corp President and CEO stated, "Our most significant strategic initiatives, launched at the beginning of the year, continue to contribute to our core business to bring about record results in asset, loan and deposit growth, as well as in both quarterly net income and earnings per share. Our Fremont branch operation continues to grow both its loan and deposit bases, which at quarter-end September 30, 1998 stood at $26.5 million and $28.0 million, respectively. The branch was opened in mid February to pave the way for a bank now in organization and pending regulatory approval. Upon receipt of approval from the Department of Financial Institutions and the Federal Deposit Insurance Corporation, this new subsidiary bank will be chartered with the name HERITAGE BANK EAST BAY."

"In July of 1998, Heritage Commerce Corp completed a $6 million public offering of Heritage Commerce Corp common stock at $15.50 per share, the proceeds of which are intended primarily to capitalize the pending subsidiary bank," continued Rossell. "We are pleased to report that the offering was closed after just five weeks, being oversubscribed by more than $3 million.
Concurrent with the close of the offering, Heritage Commerce Corp became a listed company on the NASDAQ National Market under the symbol 'HTBK'."

For the nine months ended September 30, 1998, Heritage Commerce Corp has reported $1,557,000 in earnings (restated to reflect the capitalization of certain common stock offering costs), compared to $1,141,000 for the same period of 1997, an increase of 36%.

"In addition, Heritage Bank of Commerce opened a Loan Production Office (LPO) in the city of San Ramon on September 21, 1998," stated Rossell. "The establishment of the LPO is in keeping with Heritage's commitment to establishing a strong presence in the East Bay. A determining factor in our decision to open an LPO in the I680/580 corridor was our ability to attract established and highly seasoned bankers and commercial lenders, Frank Brito and Leslie Rocha, who are well known in the East Bay. Joining Frank Brito and Leslie Rocha is Herb von Goetz, who is presently a commercial lender in the Bank's Fremont Office."

Heritage Commerce Corp is the holding company for Heritage Bank of Commerce, a full-service independent community business bank, headquartered in downtown San Jose, with one branch office located in the city of Fremont. The Bank caters to the banking needs of small and medium-sized businesses and the individuals who own and operate those businesses. Heritage is an active commercial and residential construction lender, asset based lender and Small Business Administration Guaranteed (SBA) lender. The Bank also originates home loans.

-------------------------------------------------------------------------------

                     Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

-END-

                             Heritage Commerce Corp

                                3 Months Ended                    YTD
                                 September 30                 September 30
                                1998         1997          1998           1997
                             ------------------------    -----------------------
Statement of Income Data
 Net Interest Income          $5,200       $3,149         $13,468      $8,416
 Provision for loan losses       550          240           1,060         605
 Noninterest Income              516          225             782         414
 Noninterest Expense           4,078        2,472          10,628       6,467
 Net Income                   $  574       $  429         $ 1,557      $1,141

Share Data
 Earnings Per Share
  Primary                     $ 0.16       $ 0.13         $  0.42      $ 0.35
  Fully Diluted               $ 0.14       $ 0.12         $  0.37      $ 0.33
Book Value Per Common Share   $ 8.27       $ 6.64         $  8.27      $ 6.64

Shares Outstanding            3,689,946    3,292,896      3,689,946    3,292,896


Balance Sheet Data
  Total Assets                                            $ 399,080    $255,332
  Securities, Held-To-Maturity                               27,717      23,529
  Securities, Available-For-Sale                             68,031      77,253
  Total Loans, Gross                                        221,998     108,823
  Allowance for Loan Losses                                   3,402       1,959
  Total Deposits                                            363,869     231,473
  Total Shareholders' Equity                                 30,513      21,876
  Securities Unrealized Holding Gain, Net                 $   1,142    $    397

  Nonperforming Loans                                     $       0    $      0
  Other Real Estate Owned                                 $       0    $      0


Selected Financial Ratios
  Net Interest Margin                                          6.34%       6.07%
  Return on Average Assets                                     0.67%       0.76%
  Return on Average Equity                                     8.49%       7.31%
  Allowance For Loan Losses to Total Loans                     1.53%       1.80%
  Allowance For Loan Losses to NPL's                           N/A         N/A
  Allowance For Loan Losses to NPA's                           N/A         N/A
  Leverage Ratio                                               7.65%       8.57%


Additional Exhibits (Use this for filing press releases concerning dividend payments and such)

SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  October 19, 1998
HERITAGE COMMERCE CORP




By:                                 /s/ Lawrence D. McGovern

                                        Lawrence D. McGovern
                                        Chief Financial Officer (Principal
                                        Financial and Accounting Officer)